                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 08/25/2000
                                                          001433099 - 3280066

                            CERTIFICATE OF FORMATION
                                       OF
                          PG INVESTMENTS EIGHT, L.L.C.

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter the "limited liability company") is PG Investments Eight, L.L.C.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PG Investments Eight, L.L.C. this 25th day of August, 2000.

                                                          /S/ David F. Hannan
                                                          ----------------------
                                                          David F. Hannan
                                                          Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 07/I8/2001
                                                          010346571 - 3280066

                            CERTIFICATE OF AMENDMENT

                                       OF

                          PG INVESTMENTS EIGHT, L.L.C.

1 The name of the limited liability company is PG INVESTMENTS EIGHT, L.L.C.

2 The Certificate of Formation of the limited liability company is hereby amended as follows:

         Please amend Article 1 to read as follows:

         "1. NAME OF LLC

                  The name of the LLC as of the date of this Agreement is and shall continue to be STAR LAKE ENERGY COMPANY, L.L.C."

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 18th day of July, 2001.

                                                      /s/ Jeffery L. Klinger
                                                      --------------------------
                                                      Jeffery L. Klinger
                                                      Vice President & Secretary